UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2017

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	333-201017	38-3917371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 North Front Street, Harrisburg, Pennsylvania		17110
(Address of principal executive offices)		(Zip Code)

(717) 957-1297

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

On October 2, 2017, Riverview Financial Corporation (“Riverview”) announced the completion of its merger of equals with CBT Financial Corp. (“CBT”), effective October 1, 2017 at 12:01 a.m., Eastern Time, pursuant to the Agreement and Plan of Merger (the “Agreement”) between Riverview and CBT, dated April 19, 2017. At the effective time, CBT was merged with and into Riverview, with Riverview surviving.    Additionally, CBT Bank, the wholly-owned subsidiary of CBT, merged with and into Riverview Bank, the wholly-owned subsidiary of Riverview, with Riverview Bank as the surviving institution.

Under the terms of the Agreement, each outstanding share of CBT common stock was converted into the right to receive 2.86 shares of Riverview common stock and cash in lieu of fractional shares. As of the closing date, there were 1,445,474 outstanding shares of CBT common stock. Cash for any fractional shares of Riverview common stock will be based on $12.87 for each whole share, based on the average market price of Riverview common stock for the ten trading days ending September 27, 2017.

The preceding paragraphs are qualified in their entirety by reference to the Agreement, which is incorporated by reference to Exhibit 2.1 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Agreement, effective as of the closing of the merger on October 1, 2017, the Board of Directors of Riverview was reconstituted as a sixteen member board, with each of Riverview and CBT having the right to nominate eight of the sixteen directors. Messrs. Hite, Schrantz, Troutman and Yaag resigned from the Riverview board, effective as of October 1, 2017, in order to reduce the number of Riverview board members to the required number. As a result, the eight continuing Riverview members of the board are:

Albert J. Evans	Kirk D. Fox
Brett D. Fulk	Howard R. Greenawalt
David W. Hoover	Joseph D. Kerwin
Carl W. Metzgar	Timothy E. Resh

In addition, the following eight members of the Board of Directors of CBT immediately prior to the consummation of the merger were appointed to the Board of Directors of Riverview as of the effective date of the merger:

William E. Wood	Paula M. Cherry
Charles R. Johnston	Andrew J. Kohlhepp
Kevin D. McMillen	Marlene K. Sample
John G. Soult, Jr.	Maureen Gathagan

Effective October 1, 2017, the Chairman of the Riverview Board of Directors is William E. Wood and the Vice Chairman of the Board is David W. Hoover. Committee assignments have not yet been determined.

Effective as of October 1, 2017, Michael J. Bibak was appointed as the Chief Operating Officer of Riverview and Riverview Bank. Mr. Bibak, age 52, served as President of CBT and CBT Bank from March 2015 to October 2017, and was President and Chief Executive Officer of CBT and CBT Bank from January 2016 to October 2017. Prior to that, Mr. Bibak was Senior Vice President and Credit Administrator at FNCB Bank from 2013 through 2014. From 2011 through 2013 he was Regional President for Luzerne Bank in Scranton, PA. From 2003 to 2011 Mr. Bibak served as Executive Vice President and Chief Lending Officer of Luzerne Bank. Mr. Bibak earned a Bachelor of Science degree from the University of Scranton and is a graduate of the Pennsylvania Banker’s Association Executive Leadership Program. Mr. Bibak was appointed to the Board of CBT and CBT Bank in 2015. Mr. Bibak is a graduate of the American Bankers Association’s Stonier Graduate School of Banking and the Wharton Leadership Program. Mr. Bibak’s qualifications include an extensive and diverse banking background and his involvement in the communities serviced by CBT Bank.

Mr. Bibak signed an Employment Agreement with Riverview that became effective October 1, 2017. The agreement has a two-year term that, on every anniversary date of the agreement, is automatically extended for one additional year, unless notice of nonrenewal is given. The agreement provides that Mr. Bibak will be paid an annual base salary of $300,000 and is entitled to participate in those employee benefit plans for which he is eligible. The agreement also provides that if Mr. Bibak is terminated without cause or, if he terminates employment for “good reason” (which generally includes a material reduction in his salary or benefits, or a change in his reporting responsibilities, duties or titles or a relocation by more than 50 miles) within two years after a change in control, he will receive an amount equal to two times the sum of (i) the higher of his annual base salary as of the date of termination or the date of the change in control, (ii) the highest bonus paid to him during the last two fiscal years, and (iii) an amount reasonably estimated to equal the value of the cost of his health, medical and dental insurance coverage. Mr. Bibak is also subject to post-employment restrictive covenants for one year following his termination of employment. Mr. Bibak’s employment agreement is filed as Exhibit 10.1 hereto.

Item 5.03.	Amendments to Bylaws

Effective with the closing of the merger on October 1, 2017, the Board of Directors of Riverview approved an amendment to Riverview’s bylaws to provide that the following decisions must be approved by supermajority vote of sixty percent of the directors in office: approval of mergers, dividends, termination or nonrenewal of employment agreements, sale or closure of any branch, opening any full service branch or limited purpose office, and moving the legal headquarters of Riverview or Riverview Bank. The full text of the amended and restated bylaws is attached hereto as Exhibit 3(ii).

Item 8.01.	Other Events.

On October 2, 2017, Riverview issued a press release announcing the completion of the merger. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements and Exhibits

The required financial statements will be filed no later than 71 days after the date that this Form 8-K report is required to be filed (December 15, 2017).

(b)	Pro Forma Financial Information

The required pro forma information will be filed no later than 71 days after the date that this Form 8-K report is required to be filed (December 15, 2017). An unaudited pro forma combined income statement for the year ended December 31, 2016 is contained in Riverview’s Registration Statement on Form S-4 (Registration Statement No. 333-219062) and is incorporated herein by reference.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between CBT Financial Corp. and Riverview Financial Corporation (incorporated by reference to Exhibit 2.1 of Form 8-K, filed with the Securities and Exchange Commission on April 20, 2017)

3(ii)	Amended and Restated Bylaws of Riverview Financial Corporation

10.1	Michael J. Bibak Employment Agreement

99.1	Press release re: closing of merger, dated October 2, 2017

99.2	Press release re: appointment of director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: October 3, 2017	/s/ Kirk D. Fox
Kirk D. Fox
Chief Executive Officer